Thornburg Investment Trust 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our reports dated November 22, 2019, relating to the financial statements and financial highlights, which appears in Thornburg Short Duration Municipal Fund, Thornburg Limited Term Municipal Fund, Thornburg Intermediate Municipal Fund, Thornburg California Limited Term Municipal Fund, Thornburg Limited Term U.S. Government Fund, Thornburg Ultra Short Income Fund (formerly, Thornburg Low Duration Income Fund), Thornburg Limited Term Income Fund, Thornburg Value Fund and Thornburg Core Growth Fund ’s Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the reference to us under the headings “Disclosure of Portfolio Securities Holdings Information”, “Independent Registered Public Accounting Firm” and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

September 29, 2020